Exhibit 4.19

Portions of this exhibit have been omitted pursuant to Item 601 (b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SOCIALIST REPUBLIC OF VIETNAM

Independence - Freedom - Happiness

APPENDIX 04

(Amendment of Factory Lease Agreement No. 242/2022/HDTNX/VHIZ-VF dated February 24, 2022)

This Appendix 04 is entered into on November 1, 2022 by and between:

I.	The Lessee: VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY

Head office address:	Dinh Vu – Cat Hai Economic Zone, Cat Hai Island, Cat Hai Town, Cat Hai District, Hai Phong City, Vietnam

Enterprise code:	[***]

The representative:	[***]

Title:	[***]

And:

II.	The Lessor: VINHOMES INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY

Head office address:	No. 7, Bang Lang 1 Street, Vinhomes Riverside Eco-Urban Area, Viet Hung Ward, Long Bien District, Hanoi City, Vietnam

Enterprise code:	[***]

The representative:	[***]

Title:	[***]

The Lessee and the Lessor shall be collectively referred to as the “Parties” and individually referred to as a “Party”

Whereas, the Parties entered into the Factory Lease Agreement No. 242/2022/HDTNX/VHIZ-VF dated February 24, 2022,

After discussing and reaching an agreement, the Parties agreed to sign this Appendix with the following terms:

ARTICLE 1. Amending, supplementing a Clause of the Agreement.

1.1	Amending, supplementing the term of Clause 14.3 of Article 14 of the Agreement as follows:

Previous term: “The Agreement shall become effective from the date the Lessor is granted by the competent authorities with the Certificate…”

Amended, supplemented term: “The Agreement shall become effective from November 1, 2022 and after the Lessor is granted by the competent authorities with the Certificate…”

ARTICLE 2. General provisions

2.1	Save for the amended, supplemented terms provided in this Appendix, other terms of the Agreement remain effective.

2.2	This Appendix is an integral part of the Agreement and is made into 04 originals in Vietnamese, each Party shall keep 02 originals, and shall become effective from the date the Parties sign.

IN WITNESS WHEREOF, the authorized representatives of the Parties have signed this Appendix on the date first written above.

LESSEE VINFAST TRADING AND PRODUCTION JOINT STOCK COMPANY [***]	LESSOR VINHOMES INDUSTRIAL ZONE INVESTMENT JOINT STOCK COMPANY [***]

[signed and sealed]	[signed and sealed]
[***]	[***]